UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2005

MCF CORPORATION
(Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item	7.01 Regulation FD Disclosure

On April 13, 2005, MCF Corporation announced that Merriman Curhan Ford & Co. was ranked the number one placement agent for PIPE transactions for the first quarter 2005 according to year-to-date league table as of April 1, 2005 prepared by PlacementTracker, a service of Sagient Research Systems, Inc.

Item	9.01(c) Exhibits

99.1
Press Release announcing that Merriman Curhan Ford & Co. was ranked the number one placement agent for PIPE transactions for the first quarter 2005 according to year-to-date league table as of April 1, 2005 prepared by PlacementTracker, a service of Sagient Research Systems, Inc.

        SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCF CORPORATION
Date: April 13, 2005	By:	/s/ D. JONATHAN MERRIMAN D. Jonathan Merriman Chairman and Chief Executive Officer